Exhibit 4.1

AMENDMENT TO

RESOLVING SECURED LINE OF CREDIT PROMISSORY NOTE

This Amendment entered into as of July 15, 2008 by and between the undersigned Borrower (the “Borrower”) and NEW YORK COMMERCIAL BANK, successor in interest to ATLANTIC BANK (the “Bank”).

WHEREAS, the Bank extended a revolving line of credit to the Borrower as evidenced by an Amended and Restated Revolving Secured Line of Credit Promissory Note dated March 6, 2006 in the principal balance of Six Million Dollars ($6,000,000) and subsequently increased to Eight Million Dollars ($8,000,000) by amendment dated March 22, 2007 (the “Note”), (all documents and agreements executed by the Borrower in connection with the Note are hereinafter referred to as the “Loan Documents”),

WHEREAS, the Borrower has requested, and the Bank has agreed, to make certain amendments to the Note.

NOW THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.	Any term not defined herein shall have the same meaning as in the Note.

2.	Section 1. is amended by extending the Maturity Date to August 1, 2009.

3.	The Borrower hereby represents and warrants to the Bank that:

(a)	Each and every one of the representations and warranties set forth in the Loan Documents is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

(b)	No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

4.	Except as set forth herein and amended and modified hereby, the Note and Loan Documents have not been amended or modified and remain in full force and effect.

5.	Borrower waives any offset defense or counterclaim Borrower may now have or may have had in the future with regard to the Note and Loan Documents.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered on the date first written above.

ACKNOWLEDGMENT AND SIGNATURE PAGE TO FOLLOW

Amendment to Amended and Restated Revolving Secured Line of Credit

Promissory Note

As of July 15, 2008

Page  - 2 -

Borrower: MEDALLION FUNDING CORP.

By:	/s/ Brian S. O’Leary

Print Name:	Brian S. O’Leary

Title:	C.O.O.

Accepted By:	NEW YORK COMMERCIAL BANK, as successor in interest to Atlantic Bank

By:	/s/ Christopher Lynch
Christopher Lynch
Vice President